Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Preliminary Prospectus related to the Registration Statement Form S-3 of RMG Networks Holding Corporation of our report dated March 10, 2016 relating to our audit of the consolidated financial statements of RMG Networks Holding Corporation as of and for the year ended December 31, 2015. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Whitley Penn LLP

Dallas, Texas

January 23, 2017